Exhibit 24.1

PPL CORPORATION

REGISTRATION OF COMMON STOCK IN CONNECTION WITH

STOCK INCENTIVE PLAN

POWER OF ATTORNEY

The undersigned directors of PPL Corporation, a Pennsylvania corporation (the “Company”), hereby appoint William H. Spence, Robert J. Grey and Frederick C. Paine their true and lawful attorneys, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended (the “Act”), a registration statement for the registration under the provisions of the Act, and any other rules, regulations or requirements of the Securities and Exchange Commission thereof, of up to 10 million shares of the Company’s Common Stock, par value $.01 per share, to be issued in connection with its 2012 Stock Incentive Plan and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 30th day of May, 2012.

/s/ Frederick M. Bernthal	/s/ Venkata Rajamannar Madbhushi
Frederick M. Bernthal	Venkata Rajamannar Madbhushi

/s/ John W. Conway	/s/ Craig A. Rogerson
John W. Conway	Craig A. Rogerson

/s/ Steven G. Elliott	/s/ William H. Spence
Steven G. Elliott	William H. Spence

/s/ Louise K. Goeser	/s/ Natica von Althann
Louise K. Goeser	Natica von Althann

/s/ Stuart E. Graham	/s/ Keith H. Williamson
Stuart E. Graham	Keith H. Williamson

/s/ Stuart Heydt
Stuart Heydt